Exhibit 3.10

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “LIZ CLAIBORNE COSMETICS, INC.”, CHANGING ITS NAME FROM “LIZ CLAIBORNE COSMETICS, INC.” TO “FIFTH & PACIFIC COMPANIES COSMETICS, INC.”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF MAY, A.D. 2012, AT 4:20 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2064549 8100	/s/ Jeffrey w. Bullock
Jeffrey w. Bullock, Secretary of State
120560516	AUTHENTICATION: 9571441

You may verify this certificate online	DATE: 05-14-12
at corp.delaware.gov/authver.shtml

1

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Liz Claiborne Cosmetics, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “1” so that, as amended, said Article shall be and read as follows:

The name of the Corporation is Fifth & Pacific Companies Cosmetics, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 14th day of May, 2012.

By:	/s/ Christopher T. Di Nardo
Authorized Officer
Title:	VP, Deputy General Counsel

Name:	Christopher T. Di Nardo
Print or Type

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LIZ CLAIBORNE COSMETICS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE NINETEENTH DAY OF JUNE, A.D. 1985, AT 10 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “LHISG, INC.” TO “LIZ CLAIBORNE COSMETICS, INC.”, FILED THE THIRD DAY OF MARCH, A.D. 1989, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SECOND DAY OF JULY, A.D. 1991, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FIFTEENTH DAY OF JANUARY, A.D. 2004, AT 12:44 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “LIZ CLAIBORNE COSMETICS, INC.”.

2064549 8100H	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
081177838	AUTHENTICATION: 7011603

You may verify this certificate online	DATE: 12-09-08
at corp.delaware.gov/authver.shtml

1

FILED
JUN 19 1985 10AM

CERTIFICATE OF INCORPORATION

OF

LHISG, INC.

1.             The name of the Corporation is LHISG, Inc.

2.             The address of the registered office of the Corporation in Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation at such address is The Corporation Trust Company.

3.             The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.             The total number of shares of stock which the Corporation is authorized to issue is 200 shares of Common Stock, par value $1.00 per share.

5.             The name and mailing address of the incorporator is as follows:

Name	Mailing Address

Roberta Schuhalter Karp	919 Third Avenue
New York, New York 10022

6.             Except as required in the By-Laws no election of directors need be by written ballot.

7.             The Board of Directors shall have the power to make, alter, or repeal By-Laws subject to the power of the stockholders to alter or repeal the By-Laws Made or altered by the Board of Directors.

Signed at New York, New York

on June 18, 1985.

/s/ Authorized Signatory
Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

LHISG, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of LHISG, INC. On February 10, 1989 resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “1” so that, as amended said Article shall be and read as follows: “The name of the Corporation is Liz Claiborne Cosmetics, Inc.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stock-holders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said LHISG, INC. has caused this certificate to be signed by Walter L. Krieger its Vice President, and Roberta S. Karp, its Ass’t Secretary, this 23rd day of Febuary, 1989.

BY:	/s/ Walter L. Krieger
Vice President

ATTEST:	/s/ Roberta S. Karp
Ass’t Secretary

AMENDMENT

Doc. 20.05/78/03/03